UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 21, 2007

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2007, the registrant entered into a First Amendment to that certain $200,000,000 Master Repurchase Agreement by and among MMA Realty Capital Repurchase Subsidiary, LLC, Variable Funding Capital Company, LLC, Wachovia Capital Markets, LLC, MMA Realty Capital, LLC and Municipal Mortgage & Equity, LLC dated as of November 13, 2006. The registrant currently has only one asset financed by this facility and has determined that the facility no longer meets the registrant's needs. Accordingly, among other things, this Amendment reduced the maximum amount of the Repurchase Facility to $9,000,000 from $200,000,000 and moved the expiration date of the Repurchase Facility to December 31, 2007 from November 6, 2009. The one remaining asset will be removed from this facility by December 31, 2007. The registrant is currently in discussions with prospective capital partners for new facilities that better meet the registrant's needs.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 First Amendment dated as of November 21, 2007 to that certain $200,000,000 Master Repurchase Agreement by and among MMA Realty Capital Repurchase Subsidiary, LLC, Variable Funding Capital Company, LLC, Wachovia Capital Markets, LLC, MMA Realty Capital, LLC and Municipal Mortgage & Equity, LLC dated as of November 13, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

November 28, 2007	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment dated as of November 21, 2007 to that certain $200,000,000 Master Repurchase Agreement by and among MMA Realty Capital Repurchase Subsidiary, LLC, Variable Funding Capital Company, LLC, Wachovia Capital Markets, LLC, MMA Realty Capital, LLC and Municipal Mortgage & Equity, LLC dated as of November 13, 2006.